FIRST AMENDMENT TO LEASE


     This FIRST AMENDMENT TO LEASE ("Amendment") is made as of the 5th day of November, 1998 by and between 1010 Executive Court LLC, a Delaware limited liability company ("Landlord") and World Pacific Jewelry, a division of Imperial World, Inc. ("Tenant").

                                    RECITALS

A. American National Bank and Trust of Chicago, as Trustee under Trust Number 106595-06 ("Original Landlord"), and Tenant entered into that certain Office Lease dated October 15, 1993 (as amended from time to time, the "Lease"). The Lease was modified by Letter Agreement dated July 5, 1994. The Lease demises premises in the building commonly known as 1010 Executive Court, Westmont, Illinois ("Building"). Landlord purchased the Building and has succeeded to the interest formally held by Original Landlord under the Lease. All initially capitalized terms used and not otherwise defined herein shall have the meanings respectively ascribed to them in the Lease.

B. Landlord and Tenant desire to amend the Lease to diminish the Premises by 12,245 rentable square feet (the "TSS Premises"). The TSS Premises are depicted on Exhibit A attached hereto and made a part hereof. The TSS Premises are to be leased to Technology Service Solutions pursuant to a lease to be executed simultaneously herewith the (the "TSS Lease"). To induce Landlord to execute this Amendment, Tenant has agreed to pay all costs and expenses associated with the TSS Lease.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledge, Landlord and Tenant hereby agree as follows:

     1.   The foregoing Recitals are incorporated herein by reference.

     2. (a) Subject to paragraph 9 below, the Month Base Rent provided for in Paragraph 1G of the Lease shall be amended and restated as follows from and after the Effective Date (defined below):

         Months                                      Monthly Base Rent

December 1998 - October 1999                         $10,091.66

November 1999 - October 2000                         $10,394.40

November 2000 - October 2001                         $10,706.24

November 2001 - October 2002                         $11,027.42

November 2002 - November 2003                        $11,358.25


     To the extent the Effective Date occurs after November 30, 1998, until the Effective Date Monthly Base Rent shall continue as in effect prior to the execution hereof.

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     3.   As of the Effective Date, the TSS Premises are hereby deleted from the
          Premises. The Rentable Area of the Premises specified in Paragraph 1K of the Lease is hereby modified from 25,573 square feet to 13,327 square feet.

     4. Tenant's Pro Rata Share as set forth in Paragraph 1M of the Lease is hereby diminished from 40.24% to 20.97% as of Effective Date; provided, however, that with respect to Taxes and Operating Expenses pertaining to the period prior to the Effective Date, Tenant's Pro Rata Share shall continue to be 40.24%.

     5. The payee of rent specified in Paragraph 1H is modified to Heartland Commercial, Inc. or such other payee as Landlord shall from time to time inform Tenant in writing.

     6. The address for payment of rent specified in Paragraph 1I is modified to c/o Heartland Commercial, Inc. 1111 Pasquinelli Dr., Westmont, Illinois 60559 or such other address as Landlord shall from time to time inform Tenant in writing.

     7. Landlord and Tenant confirm that as and after the Effective Date the "entire Premises" will no longer be occupied by Tenant in accordance with the requirements of Section 57 of the Lease. Therefore, the Right of First Offer contained in said section shall be of no further force or effect.

     8. Tenant shall construct a demising wall demising the Premises from the TSS Premises, construct a second entrance to the TSS Premises and shall modify utilities (except that electricity and HVAC need not be demised), mechanical restrooms and ADA in accordance with the specifications contained in Exhibit B attached hereto and made a part hereof and the construction drawings described in Exhibit C attached hereto and made a part hereof. The contractor for such work and, the general contract shall be subject to Landlord's prior written consent, such consent not be unreasonably withheld. Tenant shall pay all costs and expenses associated therewith and shall promptly discharge any mechanic's liens arising out of such work. Upon completion of such work, Tenant shall notify Landlord and shall provide Landlord with a sworn statement and final paid lien waivers. Landlord shall promptly upon such completion and receipt of such sworn statement and lien waivers inspect such work and upon Landlord's approval thereof (not to be unreasonably withheld or delayed) Landlord shall send notice to Tenant and Technology Service Solutions. If Tenant causes all of the foregoing to occur on or before December 20, 1998, the "Effective Date" shall be deemed to have occurred on November 30, 1998. If all of the foregoing do not occur on or before December 20, 1998, this Amendment shall terminate and all of Tenant's obligations under the Lease shall be reinstated in full.

     9. Tenant had previously agreed to pay to Landlord the following expenses associated with Landlord's entry into the TSS Lease: (I) $61,230, being the tenant allowance payable by Landlord un the TSS Lease, (ii) $4,000, being the estimated legal costs of the TSS Lease, legal costs of preparation of this Amendment and supervision and oversight of the demising work and (iii) $46,225 (the "Brokerage Payment") being the brokerage commissions payable to CB Commercial Real Estate Services, GVA Williams and Heartland Commercial, Inc. (collectively, the "Brokers") in connection with the execution of the TSS Lease. In lieu of such payment up front by Tenant and as an essential part of the consideration for Landlord's execution of this Amendment, Tenant agrees to pay to Landlord $9848.17 per month on the first day of each calendar month of 1999, (for a total of twelve payments equal to the foregoing expenses plus interest thereon at thirteen percent (13%) per annum). Said amount shall be considered an increase in the rental payable hereunder and in the event of default by Tenant with respect to payment thereof shall be subject to acceleration by Landlord. Any portion of the principal of said sum which is not paid when due (whether on the stated monthly dated or upon acceleration) shall bear interest at the rate of eighteen percent (18%) per annum.

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

     10. Landlord agrees to apply the Brokerage Payment to the commissions owed to the Brokers when due. Tenant represents and warrants to Landlord that Tenant has dealt with no other Broker in connection with entry into this Amendment or discussions previously carried out on behalf of Tenant as a potential sublandlord of the TSS Premises. Tenant agrees to indemnify Landlord against any claim, action, loss, liability, cost or expense (including reasonable attorneys' fees and expenses) in connection with any claim or action by any broker or finder other than the Brokers alleging to have dealt with Tenant (or any agent of Tenant or party acting on behalf of Tenant) in connection with the entry into this Amendment or the leasing of the TSS Premises.

     11. After the Effective Date, Tenant and TSS shall each pay their pro rata share of electricity and HVAC bills when due in proportion to the square footage of their respective spaces. Tenant's proportionate share of such bills shall be 52%. Notwithstanding the foregoing, if use by TSS and Tenant is disproportionate to their respective square footages, at the written request of Tenant or TSS Landlord shall equitably adjust such percentages. Landlord's good faith determination shall be binding and conclusive.


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

         EXECUTED as of the date first above written.

LANDLORD:
                                    1010 Executive Court LLC

                                    By:  Allegis Realty Investors LLC, Manager


                                    By:
                                       -------------------------------------
                                    Its:
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                          COUNTERPART SIGNATURE PAGE TO
                            FIRST AMENDMENT TO LEASE


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TENANT:

               World Pacific Jewelry, a division of Imperial World, Inc.



                                    By:
                                       -----------------------------------
                                    Its:
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                          COUNTERPART SIGNATURE PAGE TO
                            FIRST AMENDMENT TO LEASE